UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 25, 2015
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.
As previously reported in Current Reports on Form 8-K filed on August 25, 2015 and February 2, 2017, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), and certain of the Company’s subsidiaries amended certain agreements related to the Company’s credit facility (the “KeyBank Credit Facility”) to add certain lenders and to increase the maximum commitments available under the KeyBank Credit Facility from $365,000,000 to an aggregate of up to $475,000,000, consisting of a $400,000,000 revolving line of credit, with a maturity date of May 28, 2018, subject to CVOP’s right to two 12-month extension periods, and a $75,000,000 term loan, with a maturity date of May 28, 2018, subject to CVOP’s right to a 12-month extension. The new and existing lenders agreed to continue to make the loans on an unsecured basis. Subject to certain conditions, the KeyBank Credit Facility can be increased to $500,000,000.
In addition, as previously reported in a Current Report on Form 8-K filed on August 25, 2015, CVOP, as borrower, entered into an agreement with KeyBank National Association (“KeyBank”) and other lenders identified therein, as lenders, to obtain an unsecured term loan facility in an aggregate maximum principal amount of $135,000,000 (the “KeyBank Term Loan Facility”). The initial term of the KeyBank Term Loan Facility is 60 months from the closing date, with a maturity date of August 21, 2020. Subject to certain conditions, the KeyBank Term Loan Facility can be increased to $300,000,000.
The Company refers to the KeyBank Credit Facility and the KeyBank Term Loan Facility collectively as the “Unsecured Credit Facility.” The maximum commitment available under the Unsecured Credit Facility is $610,000,000, consisting of the maximum commitment under the KeyBank Credit Facility of $475,000,000 and the maximum commitment under the KeyBank Term Loan Facility of $135,000,000.
In connection with the sales of a 14-property data center portfolio on December 20, 2017 and a two-property data center portfolio on January 10, 2018, CVOP removed 11 data center properties from the unencumbered pool of the Unsecured Credit Facility. As a result of these transactions, the unencumbered pool availability under the Unsecured Credit Facility decreased by $188,705,000.
As of January 16, 2018, CVOP had a total unencumbered pool availability of $273,061,000, which was limited to $97,778,000 due to one covenant restriction under the Unsecured Credit Facility and an aggregate outstanding principal balance of $0. As of January 16, 2018, $97,778,000 was available to be drawn on the Unsecured Credit Facility.
The actual amount of credit available under the Unsecured Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the Unsecured Credit Facility agreements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: January 16, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer